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                                                                    EXHIBIT 99.1


                             [DAISYTEK LETTERHEAD]


For Immediate Release

CONTACTS:  RALPH MITCHELL                          CRAIG MCDANIEL, APR
           Executive Vice President and CFO        Michael A. Burns & Associates
           Daisytek International                  (214) 521-8596 or
           (972) 881-4700                          (214) 616-7186 mobile
           rmitchell@daisytek.com                  cmcdaniel@mbapr.com


             DAISYTEK INTERNATIONAL SIGNS INCREASED CREDIT FACILITY

  $120 million in new funding available to pursue corporate growth strategies

ALLEN, TEXAS (DEC. 21, 2000) - Daisytek International Corporation (Nasdaq:
DZTK), a $1 billion leader in the wholesale distribution of computer and office supplies, through its wholly owned subsidiary Daisytek Incorporated, has signed a $120 million syndicated senior debt facility arranged by Bank One Texas, N.A. and Bank of America, N.A. The credit facilities, which are subject to certain borrowing base limitations, have a 3-year term and replace existing facilities of $105 million expiring Dec. 31.

         "The new line of credit provides Daisytek increased financial resources and flexibility in pursuing our growth strategies, particularly in the areas of expanding of our line of office products and broadening the company's international operations into attractive new markets," said Ralph Mitchell, executive vice president and CFO.

         "The company also has the ability to enlarge the new $120 million facility over the next three years," Mitchell said. "In addition to its U.S. credit facility, Daisytek will extend and increase separate credit facilities in Canada and Australia."

         Daisytek International Corporation is the guarantor on the new credit facility.


         ABOUT DAISYTEK

Daisytek is a leading distributor of computer supplies, office products, and tape and film media. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 150 manufacturers. Daisytek is headquartered in Allen, Texas, and maintains sales and distribution centers in the United States, Australia, Canada and Mexico. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com.


The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the


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Securities Act of 1933, as amended, and Section 21E of the Securities Act of
1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

A description of these factors, as well as other factors which could affect the Daisytek business, is set forth in Daisytek's 10-K for the fiscal year ended March 31, 2000.

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